UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2014, Idera Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. and Cowen and Company, LLC, related to an underwritten offering of 6,841,250 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to an aggregate of 2,158,750 shares of Common Stock (the “Pre-Funded Warrants,” and together with the Common Stock, the “Securities”). The Pre-Funded Warrants will be exercisable at an exercise price of $0.01 per share and will expire seven years from the date of issuance. The public offering price for the Common Stock is $4.00 per share and for the Pre-Funded Warrants is $3.99 per Pre-Funded Warrant, which is the per share public offering price for the Common Stock less the $0.01 per share exercise price. The Company expects to receive gross proceeds of approximately $36.0 million from the sale of the Securities, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by it and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company has also granted to the underwriters participating in the sale of the Securities a 30-day option to purchase up to an additional 1,026,188 shares of Common Stock to cover over-allotments, if any.

The Securities will be issued pursuant to a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on September 18, 2013 (File No. 333-191073). The Company expects that the closing of the sale of the Securities will take place on February 10, 2014, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the validity of the Common Stock and Pre-Funded Warrants to be issued in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

The Company issued a press release on February 5, 2014 announcing the pricing of the sale of the Securities. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: February 5, 2014	By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 5, 2014, between the Company and Piper Jaffray & Co. and Cowen and Company, LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press Release dated February 5, 2014